EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13A-14(A) AS ADOPTED
PURSUANT TO SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002

I, Charles Muniz, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Alfacell Corporation; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

November 30, 2009

/s/ CHARLES MUNIZ
Charles Muniz
Chief Executive Officer (Principal Executive
Officer of Alfacell Corporation)